Registration No. 333-138225

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4177635
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

350 WillowBrook Office Park

Fairport, NY 14450

(Address, including zip code, and telephone number, including area code, of principal executive offices)

GateHouse Media, Inc. Omnibus Stock Incentive Plan

(Full title of the plan)

Polly G. Sack

Senior Vice President, General Counsel and Secretary

GateHouse Media, Inc.

350 WillowBrook Office Park

Fairport, New York 14450

(585) 598-0032

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Daniel R. Kinel, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

(585) 232-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Post-Effective Amendment No. 1”) is being filed in order to deregister all securities remaining unsold under that certain Registration Statement on Form S-8 (File No. 333-138225) (the “Registration Statement”), which was filed on October 26, 2006 to register 2,000,000 shares of the common stock, $0.01 par value per share (the “Common Stock”) of GateHouse Media, Inc. (the “Company”), issuable under the GateHouse Media, Inc. Omnibus Stock Plan.

As previously disclosed, on September 27, 2013, the Company and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary Chapter 11 proceedings (the “Chapter 11 Cases”) under the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Concurrently with the commencement of the Chapter 11 Cases, the Debtors filed and requested confirmation of a prepackaged plan of reorganization (the “Plan”). Pursuant to the terms of the Plan, all equity interests in the Company will be cancelled on the effective date of the Plan.

Accordingly, the Company has filed this Post-Effective Amendment No. 1 with the SEC to remove from registration any unissued shares of Common Stock under the Plan that were previously registered under the Registration Statement and to terminate the effectiveness of the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fairport, State of New York, on November 26, 2013.

GATEHOUSE MEDIA, INC.

By:	/s/ MICHAEL E. REED
Michael E. Reed
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* /s/ WESLEY R. EDENS		November 26, 2013
Wesley R. Edens	Chairman of the Board

/s/ MICHAEL E. REED		November 26, 2013
Michael E. Reed	Chief Executive Officer and Director (Principal Executive Officer)

/s/ MELINDA A. JANIK		November 26, 2013
Melinda A. Janik	Chief Financial Officer (Principal Financial and Accounting Officer)

*/s/ KEVIN M. SHEEHAN		November 26, 2013
Kevin M. Sheehan	Director

*By:	/s/ MICHAEL E. REED
Michael E. Reed, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit

24**	Powers of Attorney

**	Previously filed in Exhibit 24 to the Company’s Registration Statement on Form S-8 and filed with the Securities Exchange Commission on October 26, 2006 (Registration No. 333-138225)